                                                                 EXHIBIT 4.1


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                              HEDSTROM CORPORATION

                     10% Senior Subordinated Notes Due 2007



                                   INDENTURE


                            Dated as of June 1, 1997



                       IBJ SCHRODER BANK & TRUST COMPANY,

                                   as Trustee


================================================================================

                             CROSS REFERENCE TABLE


TIA                                                                                 Indenture
SECTION                                                                               Section
    310(a)(1)             . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (a)(2)             . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (a)(3)             . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (a)(4)             . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .         7.08; 7.10
       (c)                . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    311(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
       (c)                . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    312(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            2.05
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .            12.03
       (c)                . . . . . . . . . . . . . . . . . . . . . . . . .            12.03
    313(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
       (b)(1)             . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (b)(2)             . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
       (c)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
       (d)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
    314(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            4.02
                                                                                    4.11; 12.02
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (c)(1)             . . . . . . . . . . . . . . . . . . . . . . . . .            12.04
       (c)(2)             . . . . . . . . . . . . . . . . . . . . . . . . .            12.04
       (c)(3)             . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (d)                . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (e)                . . . . . . . . . . . . . . . . . . . . . . . . .            12.05
       (f)                . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    315(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .         7.05; 12.02
       (c)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
       (d)                . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
       (e)                . . . . . . . . . . . . . . . . . . . . . . . . .            6.11
    316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . .            12.06
       (a)(1)(A)                                                                       6.05
       (a)(1)(B)          . . . . . . . . . . . . . . . . . . . . . . . . .            6.04
       (a)(2)             . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .            6.07
    317(a)(1)             . . . . . . . . . . . . . . . . . . . . . . . . .            6.08
       (a)(2)             . . . . . . . . . . . . . . . . . . . . . . . . .            6.09
       (b)                . . . . . . . . . . . . . . . . . . . . . . . . .            2.04
    318(a)                . . . . . . . . . . . . . . . . . . . . . . . . .            12.01

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE I

                   Definitions and Incorporation by Reference

                                                                                                   Page
                                                                                                   ----
SECTION 1.01.              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
SECTION 1.02.              Other Definitions . . . . . . . . . . . . . . . . . . . . . . . .        27
SECTION 1.03.              Incorporation by Reference of Trust Indenture Act . . . . . . . .        27
SECTION 1.04.              Rules of Construction . . . . . . . . . . . . . . . . . . . . . .        28


                                              ARTICLE II

                                            The Securities

SECTION 2.01.              Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . .        29
SECTION 2.02.              Execution and Authentication  . . . . . . . . . . . . . . . . . .        29
SECTION 2.03.              Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . .        30
SECTION 2.04.              Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . .        30
SECTION 2.05.              Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.06.              Replacement Securities  . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.07.              Outstanding Securities  . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.08.              Temporary Securities  . . . . . . . . . . . . . . . . . . . . . .        32
SECTION 2.09.              Cancelation . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
SECTION 2.10.              Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . .        33
SECTION 2.11.              CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . .        33


                                              ARTICLE III

                                              Redemption

SECTION 3.01.              Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . .        33
SECTION 3.02.              Selection of Securities To Be Redeemed  . . . . . . . . . . . . .        33
SECTION 3.03.              Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . .        34
SECTION 3.04.              Effect to Notice of Redemption  . . . . . . . . . . . . . . . . .        35
SECTION 3.05.              Deposit of Redemption Price . . . . . . . . . . . . . . . . . . .        35
SECTION 3.06.              Securities Redeemed in Part . . . . . . . . . . . . . . . . . . .        36


                                              ARTICLE IV

                                               Covenants

SECTION 4.01.              Payment of Securities . . . . . . . . . . . . . . . . . . . . . .        36


                                                                                                   Page
                                                                                                   ----
SECTION 4.02.              SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
SECTION 4.03.              Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . .        37
SECTION 4.04.              Limitation on Restricted Payments . . . . . . . . . . . . . . . .        39
SECTION 4.05.              Limitation on Restrictions on Distributions from Restricted
                             Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .        44
SECTION 4.06.              Limitation on Sales of Assets and Subsidiary Stock  . . . . . . .        46
SECTION 4.07.              Limitation on Affiliate Transactions                                     50
SECTION 4.08.              Change of Control . . . . . . . . . . . . . . . . . . . . . . . .        52
SECTION 4.09.              Limitation on Capital Stock of Restricted Subsidiaries  . . . . .        53
SECTION 4.10.              Future Guarantors   . . . . . . . . . . . . . . . . . . . . . . .        54
SECTION 4.11.              Compliance Certificate  . . . . . . . . . . . . . . . . . . . . .        54
SECTION 4.12.              Further Instruments and Acts  . . . . . . . . . . . . . . . . . .        54


                                              ARTICLE V

                                           Successor Company

SECTION 5.01.              When Company May Merge or Transfer
                             Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54


                                              ARTICLE VI

                                         Defaults and Remedies

SECTION 6.01.              Events of Default . . . . . . . . . . . . . . . . . . . . . . . .        55
SECTION 6.02.              Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . .        58
SECTION 6.03.              Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .        58
SECTION 6.04.              Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . .        59
SECTION 6.05.              Control of Majority . . . . . . . . . . . . . . . . . . . . . . .        59
SECTION 6.06.              Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . .        59
SECTION 6.07.              Rights of Holders To Receive Payment  . . . . . . . . . . . . . .        60
SECTION 6.08.              Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . .        60
SECTION 6.09.              Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . .        60
SECTION 6.10.              Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . .        61
SECTION 6.11.              Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . .        61


                                              ARTICLE VII

                                                Trustee

SECTION 7.01.              Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . .        62
SECTION 7.02.              Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . .        63
SECTION 7.03.              Individual Rights of Trustee  . . . . . . . . . . . . . . . . . .        64


                                                                                                   Page
                                                                                                   ----
SECTION 7.04.              Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . .        64
SECTION 7.05.              Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . .        64
SECTION 7.06.              Reports by Trustee to Holders . . . . . . . . . . . . . . . . . .        64
SECTION 7.07.              Compensation and Indemnity  . . . . . . . . . . . . . . . . . . .        65
SECTION 7.08.              Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . .        65
SECTION 7.09.              Successor Trustee by Merger . . . . . . . . . . . . . . . . . . .        67
SECTION 7.10.              Eligibility; Disqualification . . . . . . . . . . . . . . . . . .        67
SECTION 7.11.              Preferential Collection of Claims Against Company . . . . . . . .        67


                                             ARTICLE VIII

                                  Discharge of Indenture; Defeasance

SECTION 8.01.              Discharge of Liability on Securities; Defeasance  . . . . . . . .        68
SECTION 8.02.              Conditions to Defeasance  . . . . . . . . . . . . . . . . . . . .        69
SECTION 8.03.              Application of Trust Money  . . . . . . . . . . . . . . . . . . .        70
SECTION 8.04.              Repayment to Company  . . . . . . . . . . . . . . . . . . . . . .        71
SECTION 8.05.              Indemnity for U.S. Government Obligations . . . . . . . . . . . .        71
SECTION 8.06.              Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . .        71


                                              ARTICLE IX

                                              Amendments

SECTION 9.01.              Without Consent of Holders  . . . . . . . . . . . . . . . . . . .        71
SECTION 9.02.              With Consent of Holders . . . . . . . . . . . . . . . . . . . . .        72
SECTION 9.03.              Compliance with Trust Indenture Act   . . . . . . . . . . . . . .        74
SECTION 9.04.              Revocation and Effect of Consents and Waivers . . . . . . . . . .        74
SECTION 9.05.              Notation on or Exchange of Securities . . . . . . . . . . . . . .        74
SECTION 9.06.              Trustee To Sign Amendments  . . . . . . . . . . . . . . . . . . .        74


                                              ARTICLE X

                         Subordination of Securities and Subsidiary Guaranties

SECTION 10.01.             Agreement To Subordinate  . . . . . . . . . . . . . . . . . . . .        75
SECTION 10.02.             Liquidation, Dissolution, Bankruptcy  . . . . . . . . . . . . . .        75
SECTION 10.03.             Default on Senior Indebtedness or
                             Subsidiary Guarantor Senior Indebtedness  . . . . . . . . . . .        76

                                                                                                   Page
                                                                                                   ----
SECTION 10.04.             Acceleration of Payment of Securities . . . . . . . . . . . . . .        77
SECTION 10.05.             When Distribution Must Be Paid Over . . . . . . . . . . . . . . .        78
SECTION 10.06.             Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . .        78
SECTION 10.07.             Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . .        78
SECTION 10.08.             Subordination May Not Be Impaired by Company or the Subsidiary
                             Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . .        79
SECTION 10.09.             Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . .        79
SECTION 10.10.             Distribution or Notice to Representative  . . . . . . . . . . . .        79
SECTION 10.11.             Article X Not To Prevent Events of Default or Limit Right
                             to Accelerate . . . . . . . . . . . . . . . . . . . . . . . . .        80
SECTION 10.12.             Trust Moneys Not Subordinated . . . . . . . . . . . . . . . . . .        80
SECTION 10.13.             Trustee Entitled to Rely  . . . . . . . . . . . . . . . . . . . .        80
SECTION 10.14.             Trustee To Effectuate Subordination . . . . . . . . . . . . . . .        81
SECTION 10.15.             Trustee Not Fiduciary for Holders of Senior Indebtedness and Subsidiary
                             Guarantor Senior Indebtedness . . . . . . . . . . . . . . . . .        81
SECTION 10.16.             Reliance by Holders of Senior Indebtedness and Subsidiary Guarantor
                             Senior Indebtedness on Subordination Provisions  . . . . . . . .       81


                                              ARTICLE XI

                                              Guaranties

SECTION 11.01.             Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .        82
SECTION 11.02.             Limitation on Liability of Subsidiary Guarantors  . . . . . . . .        84
SECTION 11.03.             Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .        84
SECTION 11.04.             No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86
SECTION 11.05.             Right of Contribution . . . . . . . . . . . . . . . . . . . . . .        86
SECTION 11.06.             No Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . .        86
SECTION 11.07.             Additional Subsidiary Guarantors  . . . . . . . . . . . . . . . .        86
SECTION 11.08.             Modification  . . . . . . . . . . . . . . . . . . . . . . . . . .        86


                                              ARTICLE XII

                                            Miscellaneous

SECTION 12.01.             Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . .        87
SECTION 12.02.             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86

                                                                                                   Page
                                                                                                   ----
SECTION 12.03.             Communication by Holders with Other Holders . . . . . . . . . . .        87
SECTION 12.04.             Certificate and Opinion as to Conditions Precedent  . . . . . . .        88
SECTION 12.05.             Statements Required in Certificate or Opinion . . . . . . . . . .        88
SECTION 12.06.             When Securities Disregarded . . . . . . . . . . . . . . . . . . .        88
SECTION 12.07.             Rules by Trustee, Paying Agent and Registrar  . . . . . . . . . .        89
SECTION 12.08.             Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 12.09.             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 12.10.             No Recourse Against Others  . . . . . . . . . . . . . . . . . . .        89
SECTION 12.11.             Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 12.12.             Multiple Originals  . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 12.13.             Variable Provisions . . . . . . . . . . . . . . . . . . . . . . .        90
SECTION 12.14.             Qualification of Indenture  . . . . . . . . . . . . . . . . . . .        90
SECTION 12.15.             Table of Contents; Headings . . . . . . . . . . . . . . . . . . .        90

                            INDENTURE dated as of June 1, 1997, among HEDSTROM
                     CORPORATION, a Delaware corporation (as further defined below, the "Company"), HEDSTROM HOLDINGS, INC., a Delaware corporation ("Holdings"), the Subsidiary Guarantors (as defined herein) identified on the signature pages hereto (together with Holdings, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York corporation, as trustee (the "Trustee").

              Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10% Senior Subordinated Notes Due 2007 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 10% Senior Subordinated Notes Due 2007 (the "Exchange Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement, the Company's 10% Senior Subordinated Notes Due 2007 (the "Private Exchange Notes" and, together with the Initial Notes and the Exchange Notes, the "Securities"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference

              SECTION 1.01.  Definitions.

              "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

              "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) 105.0% of the principal amount of such Security plus (2) all required interest payments due on such Security through June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security. The Company shall be solely responsible for making this calculation.

              "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed 1.5% of the consolidated book value of the Company's assets as of the most recent date prior to such disposition for which a consolidated balance sheet of the Company has been regularly prepared, and (v) transactions permitted under Section 5.01.

              "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

              "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

              "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

              "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by the Company under or in respect of the Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

              "Board of Directors" means, as the context requires, the Board of Directors of Holdings or the Company or any committee thereof duly authorized to act on behalf of such Board.

              "Business Day" means each day which is not a Legal Holiday.

              "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated without penalty.

              "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

              "Change of Control" means:

              (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to Permitted Holders; or

              (ii) a majority of the Board of Directors of Holdings or the Company shall consist of Persons who are not Continuing Directors; or

              (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company" means Hedstrom Corporation until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

              "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the income tax expense, the depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

              "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and as if the Company or such Restricted

Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a product line or operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and the use of the proceeds therefrom) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a

Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). Notwithstanding anything herein to the contrary, if at the time the calculation of the Consolidated Coverage Ratio is to be made, the Company does not have available consolidated financial statements reflecting the ownership by the Company of ERO for a period of at least four full fiscal quarters, all calculations required by the Consolidated Coverage Ratio shall be prepared on a pro forma basis, as though such acquisition and the related transactions (to the extent not otherwise reflected in the consolidated financial statements of the Company) had occurred on the first day of the four-fiscal-quarter period for which such calculation is being made.

              "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and debt discount solely to the extent relating to the issuance and sale of Indebtedness together with any other security as part of an investment unit and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

              "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.05), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) restructuring charges or writeoffs recorded within the one year period following the Issue Date in an aggregate amount not to exceed $5 million including any reversals of any such charges, (vii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of
Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to Section 4.04(a)(3)(E).

              "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

              "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

              "Credit Agreement" means (i) the Credit Agreement as well as all exhibits, schedules and appendices thereto to be entered into among the Company, Credit Suisse First Boston, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other agreement).

              "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

              "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

              "Designated Senior Indebtedness" means (i) the Bank Indebtedness in the case of the Company, (ii) any Guarantee by a Subsidiary Guarantor of the Bank Indebtedness in the case of such Subsidiary Guarantor and (iii) any other Senior Indebtedness in the case of the Company or Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company or such Subsidiary Guarantor in the instrument evidencing or governing such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

              "Discount Notes" means the 12% Senior Discount Notes Due 2009 issued by Holdings under an indenture dated the date hereof among Holdings and United States Trust Company of New York, as trustee.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would not constitute

Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Section 4.06 and Section 4.08.

              "Equity Offering" means an offering for cash by Holdings or the Company of its common stock, or options, warrants or rights with respect to its common stock.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Financial Advisory Agreement" means the Financial Advisory Agreement between Hicks Muse Partners and Holdings and the Company as in effect on the Issue Date.

              "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of its assets (determined on a consolidated basis in accordance with GAAP) are located in territories outside of the United States of America and jurisdictions outside of the United States of America.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated.

              "Hicks Muse Partners" means Hicks Muse & Co. Partners, L.P., an affiliate of Hicks Muse.

              "Holdings Guaranty" means the Guarantee of the Securities by Holdings as set for in Article XI.

              "Holdings Senior Indebtedness" means, with respect to Holdings, whether outstanding on the Issue Date or thereafter issued, any Guarantee of the Bank Indebtedness by Holdings, all other Guarantees by Holdings of Senior Indebtedness of the Company and all Indebtedness of Holdings, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of Holdings in respect of such Indebtedness are not superior in right of payment to the obligations of Holdings under the Holdings Guaranty; provided, however, that Holdings Senior Indebtedness shall not include (1) any obligations of Holdings to the Company or any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of Holdings that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Holdings, including any Holdings Senior Subordinated Indebtedness and Holdings Subordinated Obligations.

              "Holdings Subordinated Obligation" means, with respect to Holdings, any indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of Holdings under the Holdings Guaranty pursuant to a written agreement.

              "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

              "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

              "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

              "Indenture" means this Indenture as amended or supplemented from time to time.

              "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

              "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

              "Issue Date" means the date on which the Initial Notes are originally issued.

              "Legal Holiday" has the meaning ascribed in Section 12.08.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Merger" means the merger of ERO, Inc., with and into HC Acquisition Corp., a Wholly-Owned Subsidiary of the Company, pursuant to the Merger Agreement.

              "Merger Agreement" means the Agreement and Plan of Merger, dated April 10, 1997 between the Company, HC Acquisition Corp. and ERO, Inc.

              "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement between Hicks Muse Partners and Holdings and the Company as in effect on the Issue Date.

              "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

              "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, as applicable.

              "Officers' Certificate" means a certificate signed by two
Officers.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

The counsel may be an employee of or counsel to the Company or the Trustee.

              "Permitted Holders" means Hicks Muse, Arnold E. Ditri or any of their respective Affiliates, officers and directors.

              "Permitted Indebtedness" means (i) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Securities, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iv) of Section 4.03(b) and other than Indebtedness Incurred pursuant to clause (i) above or clauses (iv), (v) or (vi) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to Section 4.03(a); (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); provided, however, that at the time such Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred by the Company or such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $10 million; (vi) Indebtedness consisting of (A) Guarantees by the Company or a Restricted Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of this Indenture and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture); and (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within ten Business Days of its incurrence.

              "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing the Company's common stock in an aggregate amount outstanding at any one time not to exceed $5 million and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to the Company the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $10 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancelation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as non-cash consideration for asset dispositions effected in compliance with
Section 4.06; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in the Company's business or any Related Business.

              A "Public Market" exists at any time with respect to the common stock of the Company or Holdings if (a) the common stock of the Company or Holdings is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of the Company or Holdings has been distributed prior to such time by means of an effective registration statement under the Securities Act, or pursuant to sales pursuant to Rule 144 under the Securities Act.

              "Redemption Date" means the date specified by the Company in a notice delivered pursuant to Section 3.03 as the date on which the Company has elected to redeem all of the Securities pursuant to the third paragraph of paragraph 5 of the Securities after the occurrence of a Change of Control.

              "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Securities and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Securities and (B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Securities in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus applicable premium and defeasance costs and reasonable fees and expenses paid in connection with such refinancing.

              "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated June 9, 1997, among the Company, Holdings, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, Societe Generale Securities Corporation and UBS Securities.

              "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof, as reasonably determined by the Company's Board of Directors.

              "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

              "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

              "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

              "SEC" means the Securities and Exchange Commission.

              "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

              "Securities" means the Securities issued under this Indenture.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter Incurred, the Bank Indebtedness and all other Indebtedness of the Company, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), or (4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations.

              "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

              "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

              "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

              "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

              "Subsidiary Guarantor" means each Subsidiary (other than foreign subsidiaries) of the Company in existence on the Issue Date and each Subsidiary (other than foreign subsidiaries and Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

              "Subsidiary Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, any Guarantee of the Bank Indebtedness by such Subsidiary Guarantor, all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company and all Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty; provided, however, that Subsidiary Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Subsidiary Guarantor Senior Subordinated Indebtedness and Subsidiary Guarantor Subordinated Obligations of such Subsidiary Guarantor.

              "Subsidiary Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor.

              "Subsidiary Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty pursuant to a written agreement.

              "Subsidiary Guaranty" means the Guarantee of the Securities by a Subsidiary Guarantor as set forth in Article XI.

              "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2002; provided, however, that if the period from the Redemption Date to June 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall be solely responsible for making this calculation.

              "Trustee" means IBJ Schroder Bank & Trust Company, until a successor replaces it and, thereafter, means the successor.

              "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

              "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

              "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

              "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors thereof.

              "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary; provided, however, that until the date that is 180 days following the Issue Date, ERO, Inc. shall be deemed to be a Wholly-Owned

Subsidiary of the Company so long as the Company or a Wholly-Owned Subsidiary owns at least 98% of the Capital Stock of ERO, Inc.

       SECTION 1.02.  Other Definitions.
                                                                                      Defined in
               Term                                                                    Section
               ----                                                                    -------
        "Affiliate Transaction" . . . . . . . . . . . . . . . . . . . . . .              4.07
        "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . .              6.01
        "Blockage Notice" . . . . . . . . . . . . . . . . . . . . . . . . .             10.03
        "covenant defeasance option"  . . . . . . . . . . . . . . . . . . .              8.01(b)
        "Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6.01
        "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . .              6.01
        "legal defeasance option" . . . . . . . . . . . . . . . . . . . . .              8.01(b)
        "Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4.06
        "pay the Securities"  . . . . . . . . . . . . . . . . . . . . . . .             10.03
        "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . .              2.03
        "Payment Blockage Period" . . . . . . . . . . . . . . . . . . . . .             10.03
        "Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2.03
        "Restricted Payment"  . . . . . . . . . . . . . . . . . . . . . . .              4.04
        "Successor Company" . . . . . . . . . . . . . . . . . . . . . . . .              5.01

              SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Securities.

              "indenture security holder" means a Securityholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

              SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) "including" means including without limitation;

              (5) words in the singular include the plural and words in the plural include the singular;

              (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

              (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

              (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

              (9) all references to the date the Securities were originally issued shall refer to the date the Initial Notes were originally issued.

                                   ARTICLE II

                                 The Securities

              SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

              SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

              A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

              The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $110,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of

Securities is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000 except as provided in Section 2.06 of this Indenture.

              The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

              SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more coregistrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

              The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or coregistrar not a party to this Indenture, which shall incorporate the terms of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, coregistrar or transfer agent.

              The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

              SECTION 2.04. Paying Agent To Hold Money in Trust. By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the

Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

              SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

              SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any coregistrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
Every replacement Security is an additional obligation of the Company.

              SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

              If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

              If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

              SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities, in each case upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancelation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Securities.


              SECTION 2.09. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

              SECTION 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

              SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
                                  ARTICLE III

                                   Redemption

              SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

              The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

              SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of such Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

              SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

              The notice shall identify the Securities to be redeemed and shall state:

              (a) the redemption date;

              (b) the redemption price;

              (c) the name and address of the Paying Agent;

              (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

              (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

              (g) the CUSIP number, if any, printed on the Securities being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

              SECTION 3.04.  Effect of Notice of Redemption.   Once notice of
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

              SECTION 3.05. Deposit of Redemption Price. Not later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancelation.

              If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

              SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   Covenants

              SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

              The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

              Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

              SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide the holders of the Securities, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. Upon qualification of this Indenture under the TIA, the Company also shall comply with the other provisions of TIA Section 314(a).

              SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 : 1.00, if such Indebtedness is Incurred on or prior to December 31, 1999 or 2.25: 1.00, if such Indebtedness is Incurred thereafter.

              (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (A) the Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof) or (B) any other agreements or indentures governing Senior Indebtedness; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $180 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);
(ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 4.03(b)(ii) shall not exceed $15 million at any time outstanding; (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i) - (iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.03(b)(iv) and then outstanding, will not exceed $15 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) (but shall be deemed to be Incurred for purposes of Section 4.03(a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (iv)).

              (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subsidiary Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty to at least the same extent as such Subsidiary Guarantor Subordinated Obligation.

              (d) In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Subsidiary Guarantor shall Incur any Secured Indebtedness which is not Subsidiary Guarantor Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under the Subsidiary Guaranty equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

              (e) The Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

              (f) The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

              (g) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

              SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

              (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and
       (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

              (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Person other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock));

              (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

              (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                     (1) a Default shall have occurred and be continuing (or would result therefrom); or

                     (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

                     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                            (A) 50% of the Consolidated Net Income accrued
                     during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                            (B) the aggregate net proceeds received by the
                     Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $10 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing;

                            (C) the aggregate Net Cash Proceeds received by the
                     Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company or any of its Restricted Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by the Company or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

                            (D) the amount by which Indebtedness of the Company
                     is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                            (E) the amount equal to the net reduction in
                     Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of

                     Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (E) of this Section 4.04(a) to the extent it is already included in Consolidated Net Income;

                            (F) the aggregate Net Cash Proceeds received by a
                     Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Stock) which are held by such Person at the time such Person is merged with and into the Company in accordance with Section 5.01 subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such Net Cash Proceeds to redeem or repurchase the Company's Capital Stock; and

                            (G) $5 million.

              (b)  The provisions of Section 4.04(a) shall not prohibit:

              (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause
       (3)(B) of Section 4.04(a);

              (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

              (v) payments of dividends on the Company's common stock after an initial public offering of common stock of the Company in an annual amount not to exceed 6% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company from shares of common stock sold for the account of the Company (and not for the account of any stockholder) in such initial public offering or 6% of the amount contributed to the Company by Holdings from the proceeds of an initial public offering of common stock of Holdings;

              (vi) payments by the Company to repurchase Capital Stock or other securities of Holdings or the Company from members of management of Holdings or the Company in an aggregate amount not to exceed $5 million;

              (vii) payments to enable Holdings or the Company to redeem or repurchase stock purchase or similar rights granted by Holdings or the Company with respect to its Capital Stock in an aggregate amount not to exceed $1 million;

              (viii) payments, not to exceed $200,000 in the aggregate, to enable Holdings or the Company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

              (ix) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Section 5.01; provided, however, that no such payment may be made pursuant to this clause (ix) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03(a) such that, after Incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 3.50:1.00;

              (x) purchase or redemption by the Company or a Restricted Subsidiary of Capital Stock of ERO, Inc. contemplated by the Merger Agreement;

              (xi) payments by the Company to fund (A) out of pocket expenses of Holdings for administrative, legal and accounting services provided by third parties, or to pay franchise fees and similar costs in an amount not to exceed $1 million per annum and (B) taxes of Holdings attributable to the Company and its Subsidiaries; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

              (xii) the declaration or payment of any dividend on shares of the Company's common stock so long as (A) the Company would be permitted immediately after giving pro forma effect to such declaration or payment to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a), (B) such declaration or payment is made immediately prior to a date on which cash interest is required to be paid on the Discount Notes and (C) the full amount of such payment is applied by Holdings on such date as payment of such cash interest on the Discount Notes; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

provided, however, that in the case of clauses (v), (vi), (vii), (viii) and
(ix) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

              SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

                (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company;

               (ii) make any loans or advances to the Company; or

              (iii) transfer any of its property or assets to the Company;
       except:

                     (a) any encumbrance or restriction pursuant to an
              agreement in effect at or entered into on the Issue Date, including the Credit Agreement;

                     (b) any encumbrance or restriction with respect to such a
              Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Preferred Stock issued and outstanding by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);

                     (c) any encumbrance or restriction with respect to such a
              Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses
              (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders in any material respect, as determined in good faith by the senior management of the Company or Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date;

                     (d) in the case of clause (iii) of this Section 4.05, any
              encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary as determined in good faith by the senior management of the Company;

                     (e) in the case of clause (iii) of this Section 4.05,
              restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

                     (f) any restriction with respect to such a Restricted
              Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                     (g) any encumbrance or restriction imposed solely upon a
              Foreign Subsidiary; provided, however, that immediately after giving effect to such encumbrance or restriction, the Company would be able to Incur at least $1.00 of Indebtedness pursuant to
              Section 4.03(a); and

                     (h) encumbrances or restrictions arising or existing by
              reason of applicable law.

              SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition unless:

              (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's senior management or the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

              (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

              (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

                     (A) first, to the extent the Company or any Restricted
              Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase (x) Senior Indebtedness or (y) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                     (B) second, within one year from the receipt of such Net
              Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election either (x) to the investment in or acquisition of Additional Assets or (y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); and

                     (C) third, within 45 days after the later of the
              application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer (each, an "Offer") to purchase Securities (and other Senior Subordinated Indebtedness designated by the Company), pro rata tendered at 100% of the principal amount thereof (or 100% of the accreted value of such other Senior Subordinated Indebtedness, if such Senior Subordinated Indebtedness was issued at a discount) plus accrued and unpaid interest, if any, thereon to the date of purchase.

                     The balance of such Net Available Cash after application
              in accordance with clauses (A), (B) and (C) may be used by the Company in any manner not otherwise prohibited under this Indenture. Notwithstanding anything contained herein to the contrary, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
              Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $5 million. The Company shall not be required to make an offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                     For the purposes of this covenant, the following will be deemed to be cash or cash equivalents: (x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

              Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if (i) immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing, (ii) in the event such Asset Swap involves an aggregate amount in excess of $5 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

              (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company will be required to purchase Securities (and any other Senior Subordinated Indebtedness tendered for by the Company) tendered pursuant to an offer by the Company for the Securities (and any other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the Securities (and any other Senior Subordinated Indebtedness) tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase thereof, the Company may use the remaining Net Available Cash for any purpose not prohibited by this Indenture and any remaining Net Available Cash will not be subject to any future offer to purchase.

              (c) (1) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

              (2) Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). Upon the expiration of the period (the "Offer Period") for which the Offer remains open, the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

              (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

              (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

              SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service), with any Affiliate of the Company other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless:

              (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction or series of related transactions, in arm's-length dealings with a Person who is not such an Affiliate;

              (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction or series of related transactions have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and

              (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

              (b) The foregoing provision of Section 4.07(a) shall not apply to:

              (i) any Restricted Payment permitted to be made pursuant to
       Section 4.04;

             (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

             (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

              (iv) any transaction between Wholly-Owned Subsidiaries;

               (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

              (vi) transactions pursuant to agreements as in existence on the Issue Date;

             (vii) any employment, noncompetition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business;

            (viii) payments made in connection with the transactions, including fees to Hicks Muse;

              (ix) the issuance of Capital Stock of the Company (other than Disqualified Stock);and

              (x) any obligations of the Company pursuant to the Monitoring and Oversight Agreement and the Financial Advisory Agreement.

              SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of outstanding Securities), such repurchase to be made in accordance with Section 4.08(b).

              (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

              (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive accrued and unpaid interest on the relevant interest payment date in respect of outstanding Securities);

              (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

              (3) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

              (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.

              (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

              (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

              SECTION 4.09. Limitation on Capital Stock of Restricted Subsidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this Section 4.09 shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted

Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

              SECTION 4.10. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary (including each domestic Restricted Subsidiary created or acquired following the Issue Date) to Guarantee the Securities pursuant to a Subsidiary Guaranty, as provided in Section 11.07.

              SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

              SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company

              SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

              (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

              (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

              (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.

              The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

              Notwithstanding clauses (ii) and (iii) of the first sentence of this Section 5.01: (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.


                                   ARTICLE VI

                             Defaults and Remedies

              SECTION 6.01. Events of Default. An "Event of Default" occurs if:

              (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

              (2) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

              (3) the Company or any Subsidiary Guarantor fails to comply with
       Section 5.01;

              (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.13 (in each case other than a failure to repurchase Securities when required pursuant to Section 4.06 or 4.08 which failure shall constitute an Event of Default under Section 6.01(2)) and such failure continues for 30 days after the notice specified below;

              (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

              (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness exceeds $10 million or its foreign currency equivalent at the time and such default shall not have been cured or such acceleration rescinded within a 10-day period;

              (7) the Company, Holdings or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                     (A) commences a voluntary case;

                     (B) consents to the entry of an order for relief against
              it in an involuntary case;

                     (C) consents to the appointment of a Custodian of it or
              for any substantial part of its property; or

                     (D) makes a general assignment for the benefit of its
              creditors;

       or takes any comparable action under any foreign laws relating to insolvency;

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company, Holdings or any
              Significant Subsidiary in an involuntary case;

                     (B) appoints a Custodian of the Company, Holdings or any
              Significant Subsidiary or for any substantial part of its property; or

                     (C) orders the winding up or liquidation of the Company,
              Holdings or any Significant Subsidiary;

       or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

              (9) any judgment or decree for the payment of money in excess of $10 million or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

              (10) the Holdings Guaranty or any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or the Holdings Guaranty or its Subsidiary Guaranty, respectively, and such Default continues for 10 days.

              The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

              The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

              Notwithstanding the foregoing, a Default under clause (4) or (5) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

              The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (4), (5), (6), (9) or (10) of this
Section 6.01.

              SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company, Holdings or a Significant Subsidiary occurs, the principal of and accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.
The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

              SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

              SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

              SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

              SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

              (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

              (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

              (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

              A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

              SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

              SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

              SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, Holdings, any Subsidiary or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

              SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

              FIRST:  to the Trustee for amounts due under Section 7.07;

              SECOND: to holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness to the extent required by Article X;

              THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

              FOURTH:  to the Company.

              The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

              SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                  ARTICLE VII

                                    Trustee

              SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (b)  Except during the continuance of an Event of Default:

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

              (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

              (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

              SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

              (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, coregistrar or copaying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

              SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

              SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

              SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

              A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

              SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

              To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company.

              The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

              SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the consent of the Company, which consent shall not be unreasonably withheld. The Company shall remove the Trustee if:

              (1) the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4) the Trustee otherwise becomes incapable of acting.

              If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under

Section 7.07 shall continue for the benefit of the retiring Trustee.

              SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

              In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

              SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

              SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

              SECTION 8.01.  Discharge of Liability on Securities; Defeasance.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancelation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.06), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

              (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Guarantors under their respective Guaranties and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09,
4.10, 4.11, 5.01(iii) and 5.01(iv) and the operation of Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

              If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with Section 5.01(iii) and Section 5.01(iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guaranty.

              Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

              (c) Notwithstanding the provisions of Sections 8.01(a) and (b), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04,
8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

              SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

              (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

              (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

              (3) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that
       (i) the funds so deposited will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

              (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

              (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

              (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

              (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

              (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

              Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

              SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

              SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

              Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

              SECTION 8.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

              SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Company, Holdings and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX
                                   Amendments

              SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

              (1) to cure any ambiguity, omission, defect or inconsistency;

              (2) to comply with Article V;

              (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
       Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

              (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness (or Representatives therefor) under Article X;

              (5) to add further Guarantees with respect to the Securities or to secure the Securities;

              (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

              (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

              (8) to make any change that does not adversely affect the rights of any Securityholder.

              An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

              After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

              SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

              (1) reduce the amount of Securities whose Holders must consent to an amendment;

              (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

              (3) reduce the principal of or extend the Stated Maturity of any Security;

              (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed as set forth in paragraph 5 of the Securities;

              (5) make any Security payable in money other than that stated in the Security;


              (6) impair the right of any Holder to receive the due and punctual payment of the principal of or interest on Securities; or

              (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

              An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness, Holdings Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

              After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

              SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

              SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

              SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

              SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X

             Subordination of Securities and Subsidiary Guaranties

              SECTION 10.01. Agreement To Subordinate. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security and the related Subsidiary Guaranties agrees, that the Indebtedness evidenced by the Securities and the related Subsidiary Guaranties is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of (i) all Senior Indebtedness in the case of the Securities and
(ii) all Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of its obligations under its Subsidiary Guaranty and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness and such Subsidiary Guarantor Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, the related Subsidiary Guaranty of each Subsidiary Guarantor shall in all respects rank pari passu with all Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Securities and only Indebtedness of such Subsidiary Guarantor which is Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

              SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or their respective properties:

              (1) holders of Senior Indebtedness in the case of the Company or holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all Senior Indebtedness in the case of the Company or all such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor before Securityholders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Securities from the Company or such Subsidiary Guarantor, whether directly by the Company or pursuant to the Subsidiary Guaranty; and

              (2) until the Senior Indebtedness in the case of the Company or such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this
       Article X shall be made to holders of Senior Indebtedness in the case of payments or distributions made by the Company or the holders of such Subsidiary Guarantor Senior Indebtedness in the case of payments or distributions made by such Subsidiary Guarantor, in each case as their respective interests may appear.

              SECTION 10.03. Default on Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness. Neither the Company nor any Subsidiary Guarantor may pay the principal of, premium (if any) or interest on or other amounts with respect to the Securities or make any deposit pursuant to Section
8.01 or repurchase, redeem or otherwise retire any Securities, whether directly by the Company or by such Subsidiary Guarantor under the Subsidiary Guaranty (collectively, "pay the Securities") if (i) any Senior Indebtedness in the case of the Company or any Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of such Subsidiary Guarantor is not paid when due or (ii) any other default on Senior Indebtedness in the case of the Company or such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guaranty occurs and the maturity of such Senior Indebtedness in the case of the Company or such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness in the case of the Company or such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor has been paid in full in cash; provided, however, that the Company or such Subsidiary Guarantor may pay the Securities, whether directly or pursuant to the Subsidiary Guaranty, without regard to the foregoing if the Company or such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Senior

Indebtedness in the case of the Company or such Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company (in the case of Designated Senior Indebtedness of the Company) nor any Subsidiary Guarantor (in the case of Designated Senior Indebtedness of such Subsidiary Guarantor) may pay the Securities (except in (i) Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Company in payment of interest thereon or (iii) in securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Securities and having an Average Life at least equal to the remaining Average Life of the Securities), either directly or pursuant to the Subsidiary Guaranty, for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company or such Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company or such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions of the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company or such Subsidiary Guarantor may resume payments on the Securities, either directly or pursuant to the Subsidiary Guaranty, after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

              SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company, the Subsidiary

Guarantors or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company (in the case of any Designated Senior Indebtedness of the Company) nor any Subsidiary Guarantor (in the case of any Designated Senior Indebtedness of such Subsidiary Guarantor) may pay the Securities, either directly or pursuant to the Subsidiary Guaranty, until five Business Days after the holder or Representative of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities, either directly or pursuant to the Subsidiary Guaranty, only if this Article X otherwise permits payments at that time.

              SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

              SECTION 10.06. Subrogation. After all Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness to receive distributions applicable to Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness or, as between a Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor of Subsidiary Guarantor Senior Indebtedness.

              SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness. Nothing in this Indenture shall:

              (1) impair, as between the Company or the Subsidiary Guarantors, as the case may be, and Securityholders, the obligation of the Company or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

              (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness to receive distributions otherwise payable to Securityholders.

              SECTION 10.08. Subordination May Not Be Impaired by Company or the Subsidiary Guarantors. No right of any holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the related Subsidiary Guaranty shall be impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by the failure of any of them to comply with this Indenture.

              SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or coregistrar, the Paying Agent, a Representative or a holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.

              The Trustee in its individual or any other capacity may hold Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and coregistrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness; and nothing in
Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

              SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Subsidiary

Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

              SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment in respect of the Securities, whether directly or pursuant to the Subsidiary Guaranty, by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities or to make a claim for payment under the Subsidiary Guaranty.

              SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness or subject to the restrictions set forth in this
Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any Subsidiary Guarantor, any holder of Senior Indebtedness of the Company, any holder of Subsidiary Guarantor Senior Indebtedness or any other creditor of the Company or any Subsidiary Guarantor.

              SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, Subsidiary Guarantor Senior Indebtedness and other Indebtedness of the Company or the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the

Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

              SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

              SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company, the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

              SECTION 10.16. Reliance by Holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness, whether such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness and such holder of Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness.


                                   ARTICLE XI

                                   Guaranties

              SECTION 11.01. Guaranties. The Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantee to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantors further agree that the obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article XI notwithstanding any extension or renewal of any obligation.

              The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article XI), the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of the Company.

              The Guarantors further agree that their Guaranties herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any

Holder or the Trustee to any security held for payment of the Obligations.

              The Subsidiary Guaranty of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article X, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor and this Subsidiary Guaranty is made subject to such provisions of this Indenture. The Holdings Guaranty ranks pari passu in right of payment with all Holdings Senior Indebtedness and is senior in right of payment to all Holdings Subordinated Obligations.

              The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

              The Guarantors further agree that their Guaranties herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

              In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

              The Guarantors agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guaranties herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

              The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

              SECTION 11.02. Limitation on Liability of Subsidiary Guarantors. Any term or provision of this Indenture to the contrary notwithstanding, the Obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

              SECTION 11.03. Successors and Assigns. (a) This Article XI shall be binding upon the Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

              (b) Notwithstanding the foregoing, all Obligations of a Subsidiary Guarantor under this Article XI shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person which is not a Subsidiary of the Company, of all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor owned by the Company or any Subsidiary; provided that
(i) such sale, exchange or transfer is not prohibited by this Indenture and
(ii) all Obligations of such Subsidiary Guarantor in respect of the Bank Indebtedness and under all of its Guarantees of, and in respect of all Liens on its assets securing, Indebtedness of the Company are also released and discharged upon such sale, exchange or transfer.

              SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

              SECTION 11.05. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.06. The provisions of this Section shall in no respect limit the Obligations and liabilities of any Guarantor to the Trustee and the Securityholders and each Guarantor shall remain liable to the Trustee and the Securityholders for the full amount guaranteed by such Guarantor hereunder.

              SECTION 11.06. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

              SECTION 11.07. Additional Subsidiary Guarantors. Concurrently with the creation or acquisition by the Company of any Subsidiary (other than a foreign subsidiary and other than an Unrestricted Subsidiary), the Company, such Subsidiary and the Trustee shall execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be in a form reasonably satisfactory to the Trustee.

              SECTION 11.08. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.


                                  ARTICLE XII

                                 Miscellaneous

              SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

              SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

              if to the Company, Holdings or the Subsidiary Guarantors:

                     Hedstrom Corporation
                     300 Corporate Center Drive, Suite 110
                     Coraopolis, Pennsylvania 15108

                     Attention of Chief Financial Officer

              if to the Trustee:

                     IBJ Schroder Bank & Trust Company
                     One State Street
                     New York, NY 10004

                     Attention of Corporate Trust Agencies &
                       Administration

              The Company, Holdings, any of the Subsidiary Guarantors, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

              Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

              Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice.

              SECTION 12.03. Communication by Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The

Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

              SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

              (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

              SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

              (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

              SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

              SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

              SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

              SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

              SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

              SECTION 12.11. Successors. All agreements of the Company, Holdings and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

              SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. one signed copy is enough to prove this Indenture.

              SECTION 12.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

              SECTION 12.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

              SECTION 12.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


              IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   HEDSTROM CORPORATION,

                                     by /s/ ALAN PLOTKIN
                                        ---------------------------------
                                        Name: Alan Plotkin
                                        Title:


                                   HEDSTROM HOLDINGS, INC.,
                                   as Guarantor,

                                     by /s/ ALAN PLOTKIN
                                        ---------------------------------
                                        Name: Alan Plotkin
                                        Title:

                                   ERO, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   ERO INDUSTRIES, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   PRISS PRINTS, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   IMPACT, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   ERO MARKETING, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   ERO CANADA, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:

                                   AMAV INDUSTRIES, INC.,
                                   as a Subsidiary Guarantor,
                                     by
                                        /s/ ALAN PLOTKIN
                                        ---------------------------------
                                           Name: Alan Plotkin
                                           Title:


                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                     by
                                        /s/ BARBARA McCLUSKEY
                                        ----------------------------------
                                           Name: Barbara McCluskey
                                           Title:

                                                RULE 144A/REGULATION S APPENDIX


             FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
            RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                              RELIANCE ON REGULATION S.

                     PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

       1. Definitions

       1.1  Definitions

       For the purposes of this Appendix the following terms shall have the meanings indicated below:

              "Depositary" means The Depository Trust Company, its nominees and their respective successors.

              "Exchange Notes" means the 10% Senior Subordinated Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

              "Initial Purchasers" means Credit Suisse First Boston Corporation, Societe Generale Securities Corporation and UBS Securities.

              "Initial Notes" means the 10% Senior Subordinated Notes Due 2007, issued under this Indenture on or about the date hereof.

              "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

              "Private Exchange Notes" means the 10% Senior Subordinated Notes Due 2007 to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

              "Purchase Agreement" means the Purchase Agreement dated June 9, 1997, between the Company and the Initial Purchasers.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

              "Registration Rights Agreement" means the Registration Rights Agreement dated June 9, 1997, among the Company and the Initial Purchasers.

              "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

               "Securities Act" means the Securities Act of 1933.

              "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

              "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

              "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b)hereto.


       1.2  Other Definitions
            -----------------
                                                                      Defined in
              Term                                                     Section:
              ----                                                     -------

"Agent Members" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
"Global Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Regulation S"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Rule 144A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)

       2.   The Securities.

       2.1  Form and Dating.

              The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

              (a) Global Securities. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

              (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

              The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

              Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

              (c) Certificated Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

       2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $110,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000 except as provided in
Section 2.06 of this Indenture.

       2.3 Transfer and Exchange. (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

              (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to

       Section 2.4 or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

              (b)  Legends.

              (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

              "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

              THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE U.S. IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO THE ISSUERS, IN EACH OF CASES
              (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

              PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

              (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

              (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange
       Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Security, as applicable.

              (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

              (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which

       Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

              (c) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

              (d) Obligations with Respect to Transfers and Exchanges of Securities.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

              (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05 of the Indenture).

              (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

              (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

              (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

              (e)  No Obligation of the Trustee.

              (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

              (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

       2.4  Certificated Securities.

              (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

              (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

              (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

              (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

              THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

              THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE U.S. IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO THE ISSUER, IN




                                        E1-1

EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.




                                        E1-2

                              HEDSTROM CORPORATION

No. ___                                    Principal Amount $____________

                                                                       CUSIP NO.

                     10% Senior Subordinated Note Due 2007

              Hedstrom Corporation, a Delaware corporation, promises to pay to _______________, or registered assigns, the principal sum of ________________ Dollars on June 1, 2007.

              Interest Payment Dates:  June 1 and December 1.

              Record Dates:  May 15 and November 15.

              Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                     HEDSTROM CORPORATION

                                           by ___________________________


                                           by ___________________________


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by _________________________
   Authorized Signatory




                                        E1-3

                         [REVERSE SIDE OF INITIAL NOTE]

                     10% Senior Subordinated Note Due 2007


1.  Interest

              Hedstrom Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if (i) a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.     Method of Payment

              The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for




                                     E1-4
payment (or such other date as the Trustee may accept in its discretion).


3.     Paying Agent and Registrar

              Initially, IBJ Schroder Bank & Trust Company, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.     Indenture

              The Company issued the Securities under an Indenture dated as of June 1, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, Holdings, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

              The Securities are general unsecured senior subordinated obligations of the Company limited to $110.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale




                                        E1-5
of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

              To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Holdings has unconditionally guaranteed such obligations on a senior basis pursuant to the terms of the Indenture and the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.     Optional Redemption

              Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to June 1, 2002. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

 if redeemed during the 12-month period
 commencing on June 1 of the                                          Redemption
 years set forth below                                                Price
 --------------------------------------                               ----------
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.000%

 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.333

 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.667

 2005 and thereafter . . . . . . . . . . . . . . . . . . . . . . . .  100.000


              At any time or from time to time prior to June 1, 2000, the Company may redeem in the aggregate up to $44,000,000 principal amount of the Securities with the proceeds of one or more Equity Offerings so long as there is a




                                     E1-6

Public Market at the time of such redemption (provided that if the Equity Offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company), at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $66,000,000 principal amount of the Securities remain outstanding.

              At any time on or prior to June 1, 2002, the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).


6.     Notice of Redemption

              Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.     Put Provisions

              Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant




                                     E1-7
record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.     Subordination

              The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.


9.     Denominations; Transfer; Exchange

              The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period beginning 15 days before a selection of Securities to be redeemed or beginning 15 days before an interest payment date.


10.    Persons Deemed Owners

              The registered holder of this Security may be treated as the owner of it for all purposes.


11.    Unclaimed Money

              If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.




                                     E1-8

12.    Discharge and Defeasance

              Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.


13.    Amendment, Waiver

              Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Holdings, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14.    Defaults and Remedies

              Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million and such acceleration or failure to pay is not rescinded or




                                     E1-9
cured within a 10-day period; (v) certain events of bankruptcy or insolvency with respect to the Company, Holdings or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million against the Company or any Significant Subsidiary; and
(vii) the Holdings Guaranty or any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or the Holdings Guaranty or its Subsidiary Guaranty, respectively, and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

              Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.    Trustee Dealings with the Company

              Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    No Recourse Against Others

              A director, officer, employee or stockholder, as such, of the Company, Holdings or any Subsidiary Guarantor shall not have any liability for any obligations of the Company, Holdings or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.




                                    E1-10

By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.    Authentication

              This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


18.    Abbreviations

              Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.    CUSIP Numbers

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.    Holders' Compliance with Registration Rights Agreement

              Each holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.    Governing Law

              THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.




                                    E1-11

              THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:
HEDSTROM CORPORATION, 300 CORPORATE CENTER DRIVE, SUITE 110, CORAOPOLIS, PENNSYLVANIA 15108, ATTENTION: CHIEF FINANCIAL OFFICER.




                                    E1-12

                                ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

       and irrevocably appoint              agent to transfer this Security on
       the books of the Company. The agent may substitute another to act for him.


Date: _________________    Your Signature:  ________________

Signature Guarantee: ___________________________________

                                   (Signature must be guaranteed by an
                                   "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)


Sign exactly as your name appears on the other side of this Security.


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:




                                    E1-13

CHECK ONE BOX BELOW


       (1)    [ ]    to the Company; or

       (2)    [ ]    pursuant to an effective registration statement under the
                     Securities Act of 1933; or

       (3)    [ ]    inside the United States to a "qualified institutional
                     buyer" (as defined in Rule 144A under the Securities Act
                     of 1933) that purchases for its own account or for the
                     account of a qualified institutional buyer to whom notice
                     is given that such transfer is being made in reliance on
                     Rule 144A, in each case pursuant to and in compliance with
                     Rule 144A under the Securities Act of 1933; or

       (4)    [ ]    outside the United States in an offshore transaction
                     within the meaning of Regulation S under the Securities
                     Act in compliance with Rule 904 under the Securities Act
                     of 1933; or

       (5)    [ ]    pursuant to another available exemption from registration
                     provided by Rule 144 under the Securities Act of 1933.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or





                                    E1-14
       in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                        ______________________ Signature

Signature Guarantee:

_____________________________                     ______________________
(Signature must be guaranteed by an                               Signature
"eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

____________________________________________________________


             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

              The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________            ______________________________
                                           NOTICE:  To be executed by
                                                    an executive officer




                                    E1-15

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

              The following increases or decreases in this Global Security have been made:


 Date of                Amount of decrease    Amount of increase    Principal amount of   Signature of
 Exchange               in Principal          in Principal Amount   this Global           authorized officer
                        Amount of this        of this Global        Security following    of Trustee or
                        Global Security       Security              such decrease or      Securities
                                                                    increase)             Custodian





                                    E1-16

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:
                                      ----
              If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: _______________       Your Signature:       ______________________ (Sign
                                                  exactly as your name appears
                                                  on the other side of this
                                                  Security.)

Signature Guarantee: ___________________________________________
                                   (Signature must be guaranteed by an
                                   "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)




                                    E1-17

                                                                       EXHIBIT A



                         [FORM OF FACE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]


[*]
[**]



                              HEDSTROM CORPORATION

No.___                                           Principal Amount
$_____________

                                                                       CUSIP NO.

                     10% Senior Subordinated Note Due 2007

              Hedstrom Corporation, a Delaware corporation, promises to pay to ____________, or registered assigns, the principal sum of
_________________________Dollars on June 1, 2007.

              Interest Payment Dates:  June 1 and December 1.

              Record Dates:  May 15 and November 15.

              Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                     HEDSTROM CORPORATION


                                           by  ____________________________

                                           by  ____________________________




__________________________________

     *[If the Security is a Private Exchange Security issued in a Private
       Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

    **[If the Security is to be issued in global form add the Global
       Securities Legend from Exhibit 1 to the Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by  ____________________
    Authorized Signatory

                         [REVERSE SIDE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]

                              HEDSTROM CORPORATION

                     10% Senior Subordinated Note Due 2007


1.     Interest

              Hedstrom Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if (i) a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid, if no interest has been paid, from June 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.     Method of Payment

              The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the

Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.     Paying Agent and Registrar

              Initially, IBJ Schroder Bank & Trust Company, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.     Indenture

              The Company issued the Securities under an Indenture dated as of June 1, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, Holdings, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

              The Securities are general unsecured senior subordinated obligations of the Company limited to $110.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

              To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Holdings has unconditionally guaranteed such obligations on a senior basis pursuant to the terms of the Indenture and the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.     Optional Redemption

              Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to June 1, 2002. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

 if redeemed during the 12-month period
 commencing on June 1 of the years                                 Redemption
 set forth below:                                                  Price
 --------------------------------------                            ----------
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.000%

 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.333

 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.667

 2005 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . 100.000


              At any time or from time to time prior to June 1, 2000, the Company may redeem in the aggregate up to

$44,000,000 principal amount of the Securities with the proceeds of one or more Equity Offerings so long as there is a Public Market at the time of such redemption (provided that if the Equity Offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company), at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $66,000,000 principal amount of the Securities remain outstanding.

              At any time on or prior to June 1, 2002, the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).


6.     Notice of Redemption

              Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.     Put Provisions

              Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.


8.     Subordination

              The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.


9.     Denominations; Transfer; Exchange

              The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period beginning 15 days before a selection of Securities to be redeemed or beginning 15 days before an interest payment date.


10.    Persons Deemed Owners

              The registered holder of this Security may be treated as the owner of it for all purposes.


11.    Unclaimed Money

              If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.    Discharge and Defeasance

              Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.


13.    Amendment, Waiver

              Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Holdings, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.


14.    Defaults and Remedies

              Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million and such acceleration or failure to pay is not rescinded or cured within a 10 day period; (v) certain events of bankruptcy or insolvency with respect to the Company, Holdings or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million against the Company or any Significant Subsidiary; and
(vii) the Holdings Guaranty or any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or the Holdings Guaranty or its Subsidiary Guaranty, respectively, and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

              Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.


15.    Trustee Dealings with the Company

              Subject to certain limitations as set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.    No Recourse Against Others

              A director, officer, employee or stockholder, as such, of the Company, Holdings or Subsidiary Guarantor shall not have any liability for any obligations of the Company, Holdings or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.    Authentication

              This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


18.    Abbreviations

              Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


19.    CUSIP Numbers

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.    Holders' Compliance with Registration Rights Agreement.

              Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.    Governing Law

              THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO

THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

              THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:
HEDSTROM CORPORATION, 300 CORPORATE CENTER DRIVE, SUITE 110, CORAOPOLIS, PENNSYLVANIA 15108, ATTENTION: CHIEF FINANCIAL OFFICER.

                                ASSIGNMENT FORM
                To assign this Security, fill in the form below:
                  I or we assign and transfer this Security to
             (Print or type assignee's name, address and zip code)
                  (Insert assignee's soc. sec. or tax I.D. No.) and irrevocably
       appoint            agent to transfer this Security on the books of the
       Company.  The agent may substitute another to act for him.



Date: ________________   Your Signature: ___________________
                                           (Sign exactly as your name appears on
                                           the other side of the Security)


Signature Guarantee:  ________________________________
                                   (Signature must be guaranteed by an
                                   "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                     ----

              If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:  ___________   Your Signature:  _________________
                            (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:______________________________
                            (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)